                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

                     DATATRAK INTERNATIONAL, INC. ANNOUNCES
                        SECOND QUARTER OPERATING RESULTS

Company reports first net profit, sets another new record for quarterly revenue and continues to demonstrate yearly growth rates exceeding 50%

         Cleveland, Ohio, August 10, 2004...DATATRAK International, Inc. (Nasdaq: "DATA"), the leading and most experienced Application Service Provider ("ASP") in the Electronic Data Capture ("EDC") industry today reported its operating results for the second quarter and first half of 2004.

         For the three months ended June 30, 2004, revenue increased approximately 52% to $2,629,000, and the Company reported net income of $89,000, or $0.01 per share on a fully diluted basis These results compared with revenue of $1,735,000, and a net loss of ($188,000), or ($0.04) per share, in the second quarter of 2003.

         For the six months ended June 30, 2004, DATATRAK's revenue increased approximately 54% to $4,918,000, and a net loss of ($6,000), or ($0.00) per share was recorded for the period. The Company reported revenue of $3,191,000, and a net loss of ($683,000), or ($0.13) per share, in the corresponding period of the previous year.

         DATATRAK's backlog at June 30, 2004 was $15.1 million and backlog currently stands at approximately $14.4 million. This compares to a backlog of $14.6 million at December 31, 2003. Backlog is defined as the remaining value of signed contracts or authorization letters to commence services. The Company does not include in its backlog potential contracts or authorization letters that have passed the verbal stage, but have not yet been signed. All contracts are subject to possible delays or cancellation or they can change in scope in a positive or negative direction. Therefore, the current backlog is not necessarily indicative of the Company's future quarterly or annual revenue.

         "Though there are many more goals to attain and challenges to overcome in the next several years as the EDC market grows, we are nonetheless pleased with our progress in the second quarter and for the first half of 2004", stated Dr. Jeffrey A. Green, President and Chief Executive Officer of DATATRAK International, Inc. "This snapshot of positive results is the culmination of a lot of hard work undertaken by our employees and they should be very proud of their accomplishments in taking this Company from a loss of $6.4 million in 2002 to profitability in 18 months. The speed with which we have traversed from significant losses to profitability is indicative of the tremendous leverage and scalability of our business model and is a direct reflection of continued expansion of the EDC market."

         Green continued, "Our gross profit margins of 77% remain strong, stable and are consistent with our expectations. With more than half of 2004 over, we are focusing on building a firm foundation with expanding customer relationships which will carry us into 2005 and 2006. We continue to emphasize that the EDC market will grow gradually as customers progressively realize that three-ringed binders of paper cannot compete with the efficiency, cost-savings and safety-enhancing capabilities of technology. Though changing human behavior that has been entrenched with paper methods in this industry for decades is painstakingly slow at times and is clearly the rate-limiting factor for the growth of this market, increasing reliance on technology in clinical trials is inevitable."



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         THE COMPANY WILL ALSO HOST A CONFERENCE CALL TODAY AT 4:30 P.M. EDT. TO
PARTICIPATE IN THE CALL, PARTICIPANTS ARE ASKED TO DIAL 719-457-2625 A FEW MINUTES BEFORE 4:30 P.M. EDT. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE AT APPROXIMATELY 7:30 P.M. EDT ON AUGUST 10, 2004, AND WILL RUN UNTIL 12:00 A.M. EDT ON AUGUST 17, 2004. THE REPLAY CAN BE ACCESSED BY DIALING 719-457-0820. THE ACCESS CODE FOR BOTH THE CONFERENCE CALL AND THE REPLAY IS 167168.

         DATATRAK International, Inc. is a worldwide ASP for the EDC industry. The Company provides a suite of software products supporting the use of DATATRAK EDC(R) and related services to the pharmaceutical, biotechnology, and medical device industries. DATATRAK EDC(R) was developed in order to deliver clinical research data from investigative sites to clinical trial sponsors faster and more efficiently than conventional, manual methods. DATATRAK EDC(R) can be deployed worldwide in either a distributed platform using laptop computers or in a centralized environment using the Internet. DATATRAK EDC(R) software and its earlier versions have successfully supported many international clinical studies involving thousands of clinical research sites and encompassing tens of thousands of patients in over 40 countries. DATATRAK International, Inc.'s product suite has been utilized in some aspect of the clinical development of 14 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio and Bonn, Germany. Its common shares are listed on the Nasdaq Stock Market under the symbol "DATA." Visit the DATATRAK International, Inc. web site at www.datatraknet.com or www.datatraknet.de.

         Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC(R) software; the development and fluctuations in the market for EDC technology; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; governmental regulation; the early stage of the Company's EDC business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP          Terry C. Black                    Neal Feagans
President and Chief Executive Officer    Chief Financial Officer           Investor Relations
DATATRAK International, Inc.             DATATRAK International, Inc.      Feagans Consulting, Inc
440/443-0082 x112                        440/443-0082 x110                 303-449-1184

                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)

                                                                                  June 30, 2004           December 31, 2003
                                                                                  -------------           -----------------
Cash and investments                                                               $3,706,555                 $4,261,184
Accounts receivable, net                                                            1,295,750                    788,342
Other                                                                               1,433,152                  1,327,008
                                                                                   ----------                 ----------
   Total assets                                                                    $6,435,457                 $6,376,534
                                                                                   ==========                 ==========

Accounts payable and other current liabilities                                     $1,594,854                 $1,775,703
Shareholders' equity                                                                4,840,603                  4,600,831
                                                                                    ---------                  ---------
   Total liabilities and shareholders' equity                                      $6,435,457                 $6,376,534
                                                                                   ==========                 ==========





                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                    For the Three Months Ended June 30,
                                                                                   -------------------------------------
                                                                                      2004                       2003
                                                                                      ----                       ----
Revenue                                                                            $2,629,335                 $1,734,641
Direct costs                                                                          603,893                    345,343
                                                                                   ----------                 ----------
   Gross profit                                                                     2,025,442                  1,389,298

Selling, general and administrative expenses                                        1,791,471                  1,349,206
Depreciation and amortization                                                         138,362                    231,028
                                                                                   ----------                 ----------
   Income (loss) from operations                                                       95,609                  (190,936)

Other income, net                                                                       7,286                      2,507
                                                                                   ----------                 ----------
   Income (loss) before income taxes                                                  102,895                  (188,429)

Income tax expense                                                                     14,300                        ---
                                                                                   ----------                 ----------
   Net income (loss)                                                                  $88,595                 $(188,429)
                                                                                   ==========                 ==========
     Net income (loss) per share:
          Basic:
          Net income (loss) per share                                                   $0.01                    $(0.04)
                                                                                   ==========                 ==========
          Weighted average shares outstanding                                       6,075,510                  5,297,964
                                                                                   ==========                 ==========
          Diluted:
          Net income (loss) per share                                                   $0.01                    $(0.04)
                                                                                   ==========                 ==========
          Weighted average shares outstanding                                       6,865,988                  5,297,964
                                                                                   ==========                 ==========


                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                               For the Six Months Ended June 30,
                                                                               ---------------------------------
                                                                                  2004                  2003
                                                                                  ----                  ----
Revenue                                                                        $4,917,793           $3,191,225
Direct costs                                                                    1,137,517              699,225
                                                                               ----------           ----------
   Gross profit                                                                 3,780,276            2,492,000

Selling, general and administrative expenses                                    3,450,038            2,688,339
Depreciation and amortization                                                     333,294              493,096
                                                                               ----------           ----------
   Loss from operations                                                           (3,056)            (689,435)

Other income, net                                                                  15,145                6,109
                                                                               ----------           ----------
   Income (loss) before income taxes                                               12,089            (683,326)

Income tax expense                                                                 18,000                  ---
                                                                               ----------           ----------
   Net loss                                                                      $(5,911)           $(683,326)
                                                                               ==========           ==========
   Basic and diluted net loss per share                                           $(0.00)              $(0.13)
                                                                               ==========           ==========
   Weighted average shares outstanding                                          6,062,133            5,280,994
                                                                               ==========           ==========